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                                                                     EXHIBIT 8.2




                               HALE AND DORR LLP
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109






                                            June 18, 1998



Hyperion Software Corporation
900 Long Ridge Road
Stamford, CT  06902

        Re: Merger pursuant to Agreement and Plan of Merger among Arbor Software Corporation, HSC Merger Corp.
               and Hyperion Software Corporation

Ladies and Gentlemen:

        This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement and Prospectus relating to the Agreement and Plan of Merger dated as of May 25, 1998 (the "Merger Agreement"), by and among Arbor Software Corporation, a Delaware corporation ("Arbor"), HSC Merger Corp., a Delaware corporation and wholly owned subsidiary of Arbor ("Sub"), and Hyperion Software Corporation, a Delaware corporation ("Hyperion"). Pursuant to the Merger Agreement, Sub will merge with and into Hyperion (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and the exhibits thereto or in the letters delivered to Hale and Dorr LLP by Arbor and Hyperion containing certain representations of Arbor and Hyperion relevant to this opinion (the "Representation Letters"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

        In our capacity as counsel to Hyperion in the Merger, and for purposes of rendering this opinion, we have examined and relied upon the Registration Statement, the Merger Agreement and the exhibits thereto, the Representation Letters, and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

        For purposes of this opinion, we also have made the following additional assumptions:

        1. All parties to the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Merger Agreement and

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documents and the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions;

        2. All representations contained in the Merger Agreement, as well as those representations contained in the Representation Letters, are, and at the Effective Time will be, true and complete in all material respects, and any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification;

        3. As to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof;

        4. No Hyperion shareholder has guaranteed or will guarantee any Hyperion indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time of the Merger, (i) no outstanding indebtedness of Hyperion, Arbor or Sub has or will represent equity for tax purposes; (ii) no outstanding equity of Hyperion, Arbor or Sub has or will represent indebtedness for tax purposes; and (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Hyperion stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

        5. Counsel for Arbor and Hyperion will, pursuant to Sections 7.03(d) and 7.02(d) of the Agreement, each deliver an opinion to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code;

        6. After the Merger, Hyperion will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic assets in a business; and

        7. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; any expenses paid on behalf of Hyperion shareholders will not exceed one percent (1%) of the


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total consideration that will be issued in the Merger to Hyperion shareholders in exchange for their shares of Hyperion.

        The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the Effective Time, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after the Effective Time in the application or interpretation of the income tax laws of the United States.

        Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

        This opinion addresses only the specific United States federal income tax consequences of the Merger set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to shareholders of Hyperion that are subject to special tax rules, and we express no opinion regarding the tax consequences of the Merger arising in connection with the ownership of options or warrants for Hyperion stock.

        On the basis of, and subject to, the foregoing, and in reliance upon the representations and assumptions described above, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a).

        In rendering this opinion, we have assumed that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP has delivered, and has not withdrawn, an opinion that is substantially similar to this one. No opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

        This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category


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of persons whose consent is required under Section 7 of the Securities Act of
1933, as amended.

                                            Very truly yours,



                                            HALE AND DORR LLP